EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-139416, 333-109556 and 333-106434) and S-8 (Nos. 333-133058, 333-122818, 333-117734, 333-113938, 333-105538, 333-89834, 333-61334 and 333-53530) of Ciphergen Biosystems, Inc. of our report dated April 2, 2007 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
April 2, 2007